UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

July 12, 2017

Date of Report (Date of earliest event reported)

OWENS-ILLINOIS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9576 (Commission File Number)	22-2781933 (IRS Employer Identification No.)

One Michael Owens Way Perrysburg, Ohio (Address of principal executive offices)	43551-2999 (Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in [sic] Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03.                               AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

Effective July 12, 2017, the Board of Directors (the “Board”) of Owens-Illinois, Inc. (the “Company”) approved and adopted the Fourth Amended and Restated By-Laws of the Company (the “By-Laws”), amending certain provisions of the Company’s existing by-laws.  The By-laws include the following amendments:

Article II, Section 1 of the By-Laws clarifies that the Company may postpone, reschedule or cancel any stockholders’ meeting.

Article II, Section 14 of the By-Laws addresses the conduct of stockholder meetings and provides that the Board may adopt rules and regulations for the conduct of stockholders’ meetings.

Article III, Sections 1 and 2 of the By-Laws add an advance notice provision for proposing business to be considered by the stockholders at an annual meeting of stockholders and nominating persons for election to the Board at an annual meeting of stockholders, or at a special meeting if the election of directors is included as business to be brought before the special meeting in the notice of meeting.

Article III, Section 3 adds requirements for the valid nomination of a candidate for director, whether by a stockholder or the board, including that such candidate provide (i) certain background information and (ii) representations regarding disclosure of voting or compensation arrangements and compliance with the Company’s policies and guidelines.

Article IV, Section 6 of the By-Laws revises the number of directors required to call a special Board meeting to a majority of directors then in office.

Article VII, Section 9 of the By-Laws adds a forum selection provision, which provides that, unless the Company consents in writing to the selection of an alternative forum, the Delaware Court of Chancery (or, if the Delaware Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for the following actions: (i) any derivative action or proceeding brought by or on behalf of the Company; (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action arising pursuant to any provision of the DGCL or the Company’s certificate of incorporation or by-laws (as either may be amended from time to time); and (iv) any action asserting a claim against the Company governed by the internal affairs doctrine. Article VII, Section 9 of the By-Laws also provides that if any action within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

The By-Laws also include certain technical, conforming, modernizing and clarifying changes.

The foregoing description of the amendments is qualified in its entirety by reference to the full text of the By-Laws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01.                               FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                                                                 Exhibits.

Exhibit No.	Description
3.1	Owens-Illinois, Inc. Fourth Amended and Restated By-Laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS, INC.

Date: July 13, 2017	By:	/s/ Mary Beth Wilkinson
	Name:	Mary Beth Wilkinson
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Owens-Illinois, Inc. Fourth Amended and Restated By-Laws